Exhibit 24.1

POWER OF ATTORNEY

(Form S-8 for the Inducement Option)

Each of the undersigned directors of School Specialty, Inc., a Wisconsin corporation (the “Company”) designates each of Michael P. Lavelle and David N. Vander Ploeg, with the power of substitution, as the undersigned’s true and lawful attorney-in-fact for the purpose of:  (i) executing in the undersigned’s name and on the undersigned’s behalf the Company’s Registration Statement on Form S-8 relating to the shares of Company common stock to be issued pursuant to the Option Agreement dated as of January 12, 2012 between the Company and Mr. Lavelle and any related amendments (including post-effective amendments) and/or supplements to said Form S-8; (ii) generally doing all things in the undersigned’s name and on the undersigned’s behalf in the undersigned’s capacity as a director to enable the Company to comply with the provisions of the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission; and (iii) ratifying and confirming the undersigned’s signature as it may be signed by the attorney-in-fact to the Form S-8 and any related amendments (including post-effective amendments) and/or supplements thereto.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney for Registration Statement on Form S-8, on one or more counterparts, as of the 7th day of March, 2012.

/s/ David N. Vander Ploeg	/s/ Terry L. Lay
David N. Vander Ploeg	Terry L. Lay

/s/ David J. Vander Zanden	/s/ A. Jacqueline Dout
David J. Vander Zanden	A. Jacqueline Dout

/s/ Edward C. Emma	/s/ Herbert A. Trucksess, III
Edward C. Emma	Herbert A. Trucksess, III

/s/ Jonathan J. Ledecky	/s/ Jacqueline F. Woods
Jonathan J. Ledecky	Jacqueline F. Woods